Exhibit 10.51

FIRST AMENDMENT TO REDEVELOPMENT AGREEMENT AND

FIRST AMENDMENT TO OPTION FOR GROUND LEASE

THIS FIRST AMENDMENT TO REDEVELOPMENT AGREEMENT AND FIRST AMENDMENT TO OPTION FOR GROUND LEASE (“Amendment”) is made and entered into effective this 23rd day of December, 2004, by and between LAND CLEARANCE FOR REDEVELOPMENT AUTHORITY OF THE CITY OF ST. LOUIS (hereinafter the “LCRA”), a public body corporate and politic established pursuant to the Land Clearance for Redevelopment Authority Law of the State of Missouri, for itself and on behalf of the City of St. Louis, Missouri (hereinafter the “City”), a political subdivision of the State of Missouri, and PINNACLE ENTERTAINMENT, INC., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter the “Redeveloper”).

W I T N E S S E T H:

WHEREAS, on April 22, 2004, LCRA and Redeveloper entered into that certain Redevelopment Agreement (the “Redevelopment Agreement”) which governed the development of certain real property described in Exhibit A to the Redevelopment Agreement and referred to as the “Redevelopment Area”; and

WHEREAS, LCRA and Redeveloper desire to extend the time in which to obtain the preliminary site plan approval from the Missouri Gaming Commission (hereafter “MGC”) contemplated in Section 4.1.2(iv) of the Redevelopment Agreement; and

WHEREAS, the LCRA and Redeveloper desire to clarify their agreement regarding the preliminary site plan approval of the MGC;

WHEREAS, LCRA and Redeveloper entered into that certain Option for Ground Lease (the “Option”) for certain real property bounded by Martin Luther King Drive, Carr Street, First Street and Leonor K Sullivan Drive in the City of St. Louis, Missouri (the “Option Area”); and

WHEREAS, the Option permits the Redeveloper to exercise the Option for Ground Lease for Non-Gaming Uses (as defined in the Ground Lease and which definition is incorporated herein by reference); and

WHEREAS, LCRA and the Redeveloper desire to amend the Option to permit the Redeveloper to purchase the fee interest in the Property in the event that Redeveloper elects to use the Property for a mixed-use project that is substantially comprised of residential units sold on an individual basis as a Non-Gaming Use under the provisions provided herein; and

WHEREAS, LCRA is obligated under the Option to exercise its power of eminent domain to attempt to acquire any property in the Option Area not owned by the LCRA in order to lease or sell such property to Redeveloper if Redeveloper exercises certain rights under the Option; and

WHEREAS, the form of Ground Lease which is Exhibit B to the Option sets forth the process for determining the Base Rent to be paid by Redeveloper under the Ground Lease in the event that Redeveloper exercises its rights under the Option and uses the property in the Option Area for Non-Gaming Uses; and

WHEREAS, LCRA and the Redeveloper desire to amend the form of Ground Lease to provide that the Base Rent for Non-Gaming Uses shall be subject to adjustment based on the amount that the LCRA may be required to pay for any property in the Option Area under its exercise of eminent domain;

WHEREAS, upon a determination of Market Based Rent as set forth herein and in the Option, the Redeveloper contemplates entering into the Ground Lease immediately and redeveloping the Option Area in accordance with the Redevelopment Agreement, including obtaining all approvals of the City and other governmental agencies having jurisdiction over the Option Area.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the LCRA and Redeveloper agree as follows:

1. Extension. Sections 4.1.1(viii) and 4.1.2(iv) of the Redevelopment Agreement are each modified to substitute the date January 31, 2005 for December 31, 2004.

2. Preliminary Site Plan Approval. The references to the preliminary site plan approval by the MGC in the Redevelopment Agreement, shall mean the issuance of findings of fact and conclusions of law by the MGC determining that Redeveloper’s site plan appears to comply with Missouri gaming law, and allowing Redeveloper to proceed to the next step of the investigation process, subject to the review and approval by MGC of the final design and licensure.

3. Amendment to Option.

a. The first paragraph of the Option following the “Witnesseth” clause shall be amended and restated as follows:

“In consideration of the option money hereinafter described, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Owner does hereby grant unto Optionee, the exclusive right and option (the “Option”) to lease, under the terms and conditions set forth in the Ground Lease attached hereto as Exhibit B (the “Ground Lease”), up to seven (7) acres of real estate located in the City of St. Louis and further described in Exhibit A, attached hereto and made a part hereof, together with all appurtenances thereto and improvements thereon (the “Property”). In the event that the Optionee elects to use the Property for a mixed-use project that is substantially comprised of residential units sold on an individual basis (the “Residential Uses”) as a Non-Gaming Use, the Optionee may elect to acquire fee simple title to the Property from the Owner.”

b. Section 3 is amended to add the following new paragraph to the end of the section:

“If the Optionee elects to acquire the Property for the Residential Uses in fee simple interest as herein provided, the Optionee shall provide its written notice of such election to the Owner (“Fee Option Notice”) within the Option Term or the Renewal Term. Upon receipt of the Fee Option Notice by Owner, the parties shall agree to a closing date to be set not later than ninety (90) days from the date of the Fee Option Notice. The purchase price for the fee simple interest in the Property shall be determined in accordance with the Appraisal Procedure in Section 3.5 of the Ground Lease for determining the fair market value of the Property for Non-Gaming Uses except that such provisions shall be applied as closely as possible to a fee valuation rather than a leasehold valuation as therein stated. Optionee shall acquire a marketable fee simple interest title in the Property in accordance with Section 5.2 of this Option.”

c. Section 5.2 is amended to add the following to the end thereof:

“In the event that Optionee has elected to acquire fee simple interest in the Property for Residential Uses, then Owner shall convey marketable fee simple interest to Optionee by Special Warranty Deed which title shall be insured by a title insurance policy insuring such title subject only to such encumbrances and exceptions as are reasonably acceptable to Optionee. All taxes, fees, costs and expense items related to the Property shall be prorated between the parties as of the closing date and in the customary manner of the St. Louis City area for commercial transactions of this nature. Otherwise all provisions applicable to the transfer of the leasehold title as set out herein shall be reasonably adopted between the parties to apply as closely as possible to a fee transaction rather than a leasehold transfer unless otherwise agreed by both parties.”

4. Amendment to Ground Lease.

a. Section 3.1 of the Ground Lease entitled: “Definitions” shall be amended by adding the following definition immediately following “Option Notice”:

“Rent Notification Date” shall mean the later of (i) two (2) business days after approval of the preliminary site plan by MGC or (ii) thirty days after commencement of the Appraisal Procedure.

b. Section 3.5 of the Ground Lease entitled: “Market Rental Rate” Determination for Non-Gaming Use” shall be amended as follows:

i. Section 3.5.1 is amended and restated as follows:

“On the Rent Notification Date, the Landlord shall advise Tenant in writing as to the Base Rent amount which Landlord proposes as the Market Rental Rate for the Leased Premises as of the applicable Calculation Date or Adjustment Date. Landlord’s proposed Market Rental Rate shall separately reflect the Market Rental Rate attributable to property owned by Landlord at the commencement of the Appraisal Procedure (the “Landlord Owned Property”) and for each parcel of property Landlord would be acquiring in an eminent domain action, and which includes the Cherrick Distributing property on the map attached as part of Exhibit A to the Option (the “Eminent Domain Property” and the Landlord Owned Property and the Eminent Domain Property are collectively herein referred to as the “Combined Property”). If Tenant does not agree with Landlord’s determination of the Market Rate Rent, Tenant shall notify Landlord within twenty (20) business days after receipt of Landlord’s notice of Tenant’s proposed Market Rental Rate.”

ii. Section 3.5.2 is amended and restated as follows:

“In the event Landlord and Tenant, after good faith negotiations, are unable to agree as to the Market Rental Rate on the Combined Property within sixty (60) days after the Rent Notification Date, either Landlord or Tenant may begin the Appraisal Procedure by sending an Appraisal Notice to the other party, and Landlord and Tenant shall promptly convene a panel of two (2) Appraisers. Landlord shall appoint one member of the panel and Tenant shall appoint one member of the panel. Landlord and Tenant shall each appoint their respective Appraiser member to the panel within ten (10) days after the Appraisal Notice. The Appraisers selected by Landlord and Tenant shall, within forty (40) days after they have been appointed, submit his or her determination of the Fair Market Value on the Landlord Owned Property and the Eminent Domain Property and the Capitalization Rate. After the calculation of the Capitalization Rate and Fair Market Value on the Landlord Owned Property and the Eminent Domain Property by the two (2) Appraisers, a preliminary Fair Market Rental on the Landlord Owned Property and the Eminent Domain Property shall be calculated by each Appraiser using the following formula: the Capitalization Rate shall be multiplied by the Fair Market Value for the Combined Property. In the event that the lower Market Rate Rental for the Combined Property as calculated by the Appraisers is at least 90% of the higher Market Rental Rate of the Combined Property, the average of such two Market Rental Rates of the Combined Property shall be deemed to be the Market Rental Rate for the Combined Property effective as of the Effective Date or the applicable Adjustment Date. In the event that the Appraisers’ calculations are not within such 90% range, the two (2) Appraisers shall select a third Appraiser who shall, within thirty (30) days of the date selected calculate the Fair Market Value of the Landlord Owned Property and the Eminent Domain Property and the Capitalization Rate. The calculations of the third Appraiser of the Fair Market Value of the Landlord Owned Property and the Eminent Domain Property and/or Capitalization Rate shall be used to determine the Fair Market Value for the Combined Property, by multiplying the Fair Market Value for the Combined Property by the Capitalization Rate. The Fair Market Rental Rate for the Combined Property as determined by the Third Appraiser shall be equal to or between the amounts calculated by the two (2) Appraisers.

Notwithstanding the foregoing and anything herein to the contrary, for the purposes of annual Base Rent payable on the Effective Date as provided in Section 3.4 hereof, in the event that the Landlord acquires the Eminent Domain Property through a condemnation procedure, or settlement in lieu thereof reasonably acceptable to Tenant, the Landlord’s property acquisition cost and related reasonable costs and expenses in connection with the acquisition of the Eminent Domain Property (and without any carrying or interest type additions) shall be deemed the Fair Market Value of the Eminent Domain Property and shall be substituted for the Fair Market Value agreed to by the Landlord and Tenant pursuant to Section 3.5.1 hereof or determined by the Appraisers pursuant to this Section 3.5.2, and the substituted Fair Market Value for the Eminent Domain Property shall apply retroactively to all Base Rent payments by Tenant (whether higher or lower) attributed to the Eminent Domain Property, if any or to the purchase price paid by Tenant in connection with the purchase of the Property. If Tenant fails to exercise its Option to acquire the Eminent Domain Property within twenty (20) days of receipt of the notice of filing of commissioner’s report, Tenant’s Option to lease the Eminent Domain Property shall terminate, and Landlord shall have no further obligation to deliver the Eminent Domain Property to Tenant, Landlord shall provide the Tenant a copy of all filings and pleadings when made with the Court. In addition, Landlord shall promptly provide a copy of all correspondence, agreements (including proposed settlement agreements), and reports, or any portions thereof, generated in connection with the pricing of the Eminent Domain Property during the course of the eminent domain proceedings or settlement thereof.

Notwithstanding the foregoing and anything herein to the contrary and subject to the Landlord’s diligent exercise of its statutory eminent domain authority, Landlord is under no obligation to lease or sell the Eminent Domain Property to Tenant if a court of competent jurisdiction determines that Landlord lacks jurisdiction to acquire the

Eminent Domain Property through the exercise of its asserted statutory eminent domain authority after Landlord’s exhaustion of its rights to appeal such court decision.”

5. Full Force and Effect/Binding Upon Parties/Successors and Assigns. Except as modified and amended by this Amendment, the Redevelopment Agreement, and except as amended by this Amendment, the Ground Lease, shall each remain in full force and effect in accordance with the respective terms thereof. Unless the context otherwise indicates, all other terms and conditions of the Redevelopment Agreement or the Ground Lease which are the same as or directly related to the revised terms and conditions set out in this Amendment are similarly modified to be consistent with this Amendment. Except as modified by this Amendment, the Option shall remain in full force and effect in accordance with its terms. The provisions of this Amendment shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns.

6. Counterparts. This Amendment may be executed in counterparts,

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LAND CLEARANCE FOR

REDEVELOPMENT AUTHORITY OF THE

CITY OF ST, LOUIS, a public body corporate

and politic established pursuant to

Section 99.300 et seq. of the Revised Statutes

of Missouri 2000, as amended

By:
Rodney Crim, Executive Director

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Jack Godfrey
Jack Godfrey, Senior Vice President, General Counsel and Secretary

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LAND CLEARANCE FOR

REDEVELOPMENT AUTHORITY OF THE

CITY OF ST, LOUIS, a public body corporate

and politic established pursuant to

Section 99.300 et seq. of the Revised Statutes

of Missouri 2000, as amended

By:	/s/ Rodney Crim
Rodney Crim, Executive Director

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:
Jack Godfrey, Senior Vice President, General Counsel and Secretary

ACKNOWLEDGMENT

STATE OF MISSOURI	)
) ss.
CITY OF ST. LOUIS	)

On this 23rd day of December, 2004, before me appeared RODNEY CRIM, to me personally known, who, being for me duly sworn, did say that he is the Executive Director of the LAND CLEARANCE FOR REDEVELOPMENT AUTHORITY OF THE CITY OF ST. LOUIS, MISSOURI, a body politic and corporate organized under the laws of the State of Missouri, and said instrument was signed in behalf of said Authority for itself and on behalf of the City of St. Louis, Missouri by authority of its Board of Commissioners and as authorized by the Board of Alderman of the City of St. Louis, Missouri, and said individual acknowledged said instrument to be the free act and deed of said authority and said City.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Christina Johnson
Notary Public

Christina Johnson
(Printed Name)

My Commission Expires:

1-21-07

ACKNOWLEDGMENT

STATE OF NEVADA	)
) ss.
CITY OF CLARK	)

On this 23rd day of December, 2004, before me appeared JACK GODFREY, to me personally known, who being by me duly sworn, did say that he is the Senior Vice President, General Counsel and Secretary of PINNACLE ENTERTAINMENT, INC., a Delaware corporation, and that he is authorized to sign the instrument on behalf of said corporation by authority of its Board of Directors, and acknowledged to me that he executed the within instrument as said corporation’s free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.

/s/ Elaine Pumphrey
Notary Public

Elaine Pumphrey
(Printed Name)

My Commission Expires:

12-3-05